EXHIBIT 99.1

Merck PKU Business

REPORT OF INDEPENDENT AUDITORS	2

STATEMENT OF ASSETS ACQUIRED AS OF DECEMBER 31, 2015	4

STATEMENT OF REVENUES AND DIRECT EXPENSES FOR THE YEAR 2015	5

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS	6

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REPORT OF INDEPENDENT AUDITORS

The Board of Directors

MERCK Kommanditgesellschaft auf Aktien:

We have audited the accompanying statements of assets acquired as of December 31, 2015 and revenues and direct expenses of the Merck PKU Business, for the year ended December 31, 2015.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation of these statements of assets acquired and revenues and direct expenses; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statements of assets acquired and revenues and direct expenses that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these statements of assets acquired and revenues and direct expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of assets acquired and revenues and direct expenses are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements of assets acquired and revenues and direct expenses. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the statements of assets acquired and revenues and direct expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of the statements of assets acquired and revenues and direct expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the these statements of assets acquired and revenues and direct expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the statements of assets acquired and revenues and direct expenses referred to above present fairly, in all material respects, the assets acquired of the Merck PKU Business as of December 31, 2015, and the revenues and direct expenses of the Merck PKU Business for the year ended December 31, 2015, on the basis of accounting described in Note 2.

Emphasis of Matter

The accompanying statements of assets acquired and revenues and direct expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of BioMarin Pharmaceutical Inc., and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Merck PKU Business in compliance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, as described in Note 2. Our opinion is modified with respect to this matter.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Frankfurt/Main, Germany

March 14, 2016

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MERCK PKU BUSINESS

STATEMENT OF ASSETS ACQUIRED AS OF DECEMBER 31, 2015

(Euro thousands)

ASSETS ACQUIRED
Goodwill	21,640
Intangible Assets	22,501
Inventories	1,761
Total assets acquired	45,902

The accompanying notes are integral part of the abbreviated financial statements

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MERCK PKU BUSINESS

STATEMENT OF REVENUES AND DIRECT EXPENSES FOR THE YEAR 2015

(Euro thousands)

Net Sales	72,810
Cost of Goods Sold	6,490
Gross Profit	66,320
Direct Selling, General & Administrative Expenses	6,178
Direct Research & Development Expenses	7,404
Amortization Expense	5,770
Royalty Expense	9,375
Total Direct Expense	28,727
Direct Product Contribution	37,593

The accompanying notes are integral part of the abbreviated financial statements

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MERCK PKU BUSINESS

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS

1.	Description of Merck PKU Business and Acquisition by BioMarin

On October 1, 2015, BioMarin Pharmaceutical Inc. (“BioMarin”) and Ares Trading S.A. (“Ares”), an indirectly wholly-owned affiliate of MERCK Kommanditgesellschaft auf Aktien, Darmstadt, Germany (together, “Merck”), concurrently entered into a Termination and Transition Agreement (as subsequently amended and restated on December 23, 2015, the “Kuvan Transition Agreement”) and a Termination Agreement (the “Pegvaliase  Termination Agreement” and, together with the Kuvan Transition Agreement, the “Termination Agreements”), each relating to the termination of the Development, License and Commercialization Agreement, dated May 13, 2005, as amended on December 10, 2007 and on December 23, 2015 (as amended, together the “License Agreement”). The Termination Agreements provide for the termination of the licenses granted in the License Agreement from BioMarin to Merck related to the approved pharmaceutical product referred to as Kuvan and the investigational medicinal product referred to as pegvaliase, which together formed the phenylketonuria product franchise of Merck (collectively, the “Merck PKU Products”), and for the acquisition by BioMarin of certain assets relating to the Merck PKU Products (the Merck Kuvan Business and the PegPal Rights; collectively, hereinafter referred to as “PKU” or the “Merck PKU Business”).

On January 1, 2016, BioMarin acquired from Merck the rights, title and interest to Merck PKU Business pursuant to the Termination Agreement.

2.	Basis of Presentation

These statements present the assets acquired as of December 31, 2015 and revenues and direct expenses of the Merck PKU Business for the calendar year then ended and have been prepared for inclusion in BioMarin’s filings with the Securities and Exchange Commission to comply with Rule 3-05 of Regulation S-X, Financial statements of businesses acquired or to be acquired.

It is impracticable to prepare a complete set of stand-alone or full carve-out financial statements of the Merck PKU Business because it was not a separate legal entity of Merck and was never operated as a stand-alone business, division or subsidiary. Merck never prepared financial statements or maintained distinct and separate accounts necessary to prepare complete financial statements. Because Merck did not maintain separate accounts for the Merck PKU Business, these statements were derived from the operating activities directly attributable to the Merck PKU Business from Merck’s books and records. The recognition and measurement principles of International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, have been applied to the assets, revenues and direct expenses included in these statements.

The statement of assets acquired does not purport to present the financial position of the Merck PKU Business that would have resulted had the Merck PKU Business been operated

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as a stand-alone business. In addition, BioMarin did not assume liabilities from Merck that would otherwise be recognized in accordance with IFRS.

The preparation of the statement of revenues and direct expenses requires management to make judgments, assumptions and estimates that affect the reported amounts of assets acquired, and the reported amounts of revenues and direct expenses. Actual results may differ from these estimates.

Although management is unable to determine all of the actual expenses and resulting direct contribution of the Merck PKU Business as a stand-alone business, the allocation described in Note 3 is considered reasonable by management. However, the expenses allocations may not be reflective of the actual expenses that would have been incurred had the Merck PKU Business operated as a stand-alone business or as a separate entity.

Merck performed certain functions for the Merck PKU Business including, but not limited to, corporate management, certain legal services, regulatory, treasury, information systems, finance, corporate income tax administration, employee compensation and benefit management, facilities and other corporate expenses. The cost of these functions historically have not been allocated to Merck’s products, and are not directly attributable or specifically identifiable to the Merck PKU Business, and therefore, are not included in the statement of revenues and direct expenses. Income taxes and interest expense have not been included in the accompanying statements as these expenses are not specifically identifiable to the Merck PKU Business. In addition, these statements are not indicative of the results of the Merck PKU Business going forward due to the omission of certain operating expenses, financing and income taxes that will be incurred to operate PKU in the future and the different infrastructure related to the Merck PKU Business maintained by Merck.

The Merck PKU Business was supported by Merck and cash generated by the Merck PKU Business was transferred to Merck which renders it impracticable to prepare cash flow information of the Merck PKU Business; accordingly, information on cash flows is not presented in these statements.

The statements also omit comparative information and certain disclosures required by IFRS.

3.	Statement of Assets Acquired

Intangible Assets

Merck acquired the PKU as part of the acquisition of Serono SA on January 5, 2007. In the 2007 purchase price allocation, intangible assets for the Merck PKU Business were recorded at a fair value of € 27.6 million. Additional development milestones of € 33.8 million were capitalized in accordance with IAS 38.25 et seq until regulatory approval was obtained. These assets were subsequently amortized using the straight-line method over their estimated useful lives of 10 and 13 years, respectively.

An impairment test is performed if, at the end of a reporting period, there is any indication that an asset may be impaired. Impairment losses are reversed if there has been a change

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in the estimates used to determine the asset’s recoverable amount since the impairment loss was recognized.

Goodwill

Goodwill associated with the Merck PKU Business was measured on the basis of the relative values of the Merck PKU Business and Merck’s Biopharma cash-generating unit as a whole. Based on that measurement, the goodwill portion allocated to the Merck PKU Business amounted to € 21.6 million.

Goodwill is not amortized but tested for impairment on an annual basis or when indications for impairment exist. The goodwill allocated to the Merck PKU Business was not impaired.

Inventories

Kuvan inventories are carried at the lower of cost or net realizable value. When determining costs, the “first-in, first-out” (FIFO) cost formula is used. Inventories are written down if the net realizable value is lower than the cost carried in the balance sheet.

3.	Statement of Revenues and Direct Expenses

Revenue recognition

Revenues are recognized once significant risks and rewards of ownership have been transferred to the purchaser, the amount of revenue can be measured reliably, and it is probable that the economic benefits will flow to the entity.

Revenues are recognized net of sales-related taxes as well as sales deductions.

Sales deductions consist of certain rebates and discounts that Merck grants to its customers. In addition, expected product returns, state compulsory charges and rebates from health plans and programs are also deducted from revenue. Insofar as sales deductions were not already withheld on payments received, Merck determines the level of sales deductions on the basis of past and current experience and recognizes them as a liability. Changes in estimates can lead to increases or reductions of revenues in later periods.

Cost of Goods Sold

The cost of goods sold includes the direct costs of production of the Kuvan product charged by BioMarin to Merck and the incremental shipping, handling and packaging cost incurred, as well as write-offs of product that is obsolete or otherwise disposed.

Direct Selling, General and Administrative Expenses

Direct selling, general and administrative expenses primarily consist of logistics, field selling, advertising and promotion expenditure that is recognized as incurred over the period of the corresponding activity.

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Direct expenses were determined based on an estimate of applicable expenses directly related to the Merck PKU Business in relation to the overall logistics, advertising, sales promotion and field selling expenses incurred by Merck in the endocrinology business in relevant markets.

Direct Research and Development Expenses

Direct Research and development expenditure is recorded in the period in which it is incurred. Direct Research and Development Expenses were determined based on the actual cost spent on Merck PKU products R&D activities.

Royalty Expense

According to the License Agreement, Merck paid royalties on Licensed Products, including Kuvan, covered by BioMarin IP and/or protected by orphan drug status on a country-by-country basis. The royalty expenses were incurred based on the underlying license agreements, with royalty rates ranging between 1.5% and 8.25% of net sales.

4.	Subsequent Events

The management board of Merck KGaA has authorized for issuance these statements of the Merck PKU Business as of March 14, 2016.

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